EXHIBIT G
                 CENTRAL AND SOUTH WEST CORPORATION
                           CAPITALIZATION
                         As of June 30, 1998
                             (UNAUDITED)

                                                      (000's)

Common stock                                         $ 3,537
Preferred stock                                          176
                                                    ---------
  Total equity                                         3,713       38.33%
                                                    ---------

Subsidiary obligated, mandatorily redeemable,
       trust preferred securities                        335        3.46%
                                                    ---------

Long-term debt                                         3,783
Long-term debt and preferred stock due
  within twelve month                                     94
Short-term debt                                          890
Short-term debt - CSW Credit, Inc.                       814
Loan Notes                                                58
                                                    ---------
    Total debt                                         5,639       58.21%

          Total capitalization                       $ 9,687
                                                    =========